Exhibit 10.2

Second Amendment
To
Credit Agreement
Dated as of May 22, 2015
Among
Viper Energy Partners LP,
As Borrower,
The Guarantors,
Wells Fargo Bank, National Association,
As Administrative Agent,
And
The Lenders Party Hereto
Sole Book runner And Sole Lead Arranger
Wells Fargo Securities, LLC

SECOND AMENDMENT TO CREDIT AGREEMENT
THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Second Amendment”) dated as of May 22, 2015, is among: VIPER ENERGY PARTNERS LP., a Delaware limited partnership (the “Borrower”); each of the undersigned guarantors (collectively, the “Guarantors”); each of the lenders party to the Credit Agreement referred to below (collectively, the “Lenders”); and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells”), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).
R E C I T A L S
A.    The Borrower, the Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of July 8, 2014, as amended by that certain First Amendment dated as of August 15, 2014 (as further amended, modified or supplemented, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.
B.    The Borrower has requested, and all of the Lenders have agreed, to amend certain provisions of the Credit Agreement as set forth herein.
C.    Now, therefore, to induce the Administrative Agent and the Lenders to enter into this Second Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.Defined Terms.
. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement, as amended by this Second Amendment. Unless otherwise indicated, all section references in this Second Amendment refer to sections of the Credit Agreement.
Section 2.Amendments to Credit Agreement.

2.1.Amendments to Section 1.02. Section 1.02 is hereby amended by replacing the definition of “Agreement” with the following:
“‘Agreement’ means this Credit Agreement, as amended by the First Amendment dated as of August 15, 2014 and that certain Second Amendment dated as of May 22, 2015, as the same may be further amended, modified or supplemented from time to time.”

2.2.Amendment to Section 2.07(b). Section 2.07(b) is hereby amended by replacing the terms “April 1st” and “October 1st” with the terms “May 1st” and “November 1st”, respectively.

2.3.Amendment to Section 2.07(c)(ii)(A). Section 2.07(c)(ii)(A) is hereby amended by replacing the terms “March 15th” and “September 15th” with the terms “April 15th” and “October 15th”, respectively.

2.4.Amendment to Section 2.07(d)(i). Section 2.07(d)(i) is hereby amended by replacing the terms “April 1st” and “October 1st” with the terms “May 1st” and “November 1st”, respectively.

2.5.Amendment to Section 8.01(c). Section 8.01(c) is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(c)    Certificate of Financial Officer -- Compliance. Concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a certificate of a Financial Officer in substantially the form of Exhibit D hereto (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 9.01, (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 7.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate and (iv) setting forth the value (as such term is defined in Section 12.18(c)) of all margin stock held by the Loan Parties and the percentage of the value of all assets of the Loan Parties directly or indirectly securing the Loans and other extensions of credit provided for under this Agreement that such margin stock represents.”

2.6.Amendment to Section 8.12(a). Section 8.12(a) is hereby amended by replacing the terms “March 1st” and “September 1st” with the terms “March 31st” and “September 30th”, respectively.

2.7.Amendment to Section 12.18(c). Section 12.18(c) is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(c)    At any time during which the Borrower directly or indirectly through the other Loan Parties holds margin stock with an aggregate value equal to or greater than 20% of the value of all assets of the Loan Parties directly or indirectly securing the Loans and other extensions of credit provided for under this Agreement, the Borrower shall, prior to each purchase by it or any other Loan Party of margin stock thereafter, deliver to the Administrative Agent an officer’s certificate certifying as to the value of all margin stock and the value of all other assets of the Loan Parties. The Borrower covenants and agrees that it will not, and will not permit any other Loan Party to, purchase margin stock if, after giving effect to such purchase, the value of all margin stock held by the Loan Parties would be equal to or greater than 25% of the value of all assets of the Loan Parties directly or indirectly securing the Loans and other extensions of credit provided for under this Agreement. For purposes of this Section 12.18(c) and Section 6.02(e) and Section 8.01(c) above, “value” means value determined by a reasonable method within the meaning of clause (2)(i) of the definition of the term “indirectly secured” in Regulation U.”

2.8.Amendment to Exhibit D. Exhibit D is hereby amended by deleting such Exhibit in its entirety and replacing it with Exhibit D attached hereto.

Section 3.Borrowing Base. From and after the Second Amendment Effective Date until the next redetermination, the Borrowing Base shall be $175,000,000. Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to Section 2.07(e), Section 2.07(f), Section 8.13(c), Section 9.05(m)(ii), or Section 9.12(d). Each of the Borrower, on the one hand, and the Administrative Agent and the Lenders, on the other hand, agree that the redetermination of the Borrowing Base pursuant to this Section 3 shall constitute a Scheduled Redetermination. This Section 3 constitutes the New Borrowing Base Notice in accordance with Section 2.07(d) of the Credit Agreement.

Section 4.Assignments and Reallocations. The Lenders have agreed among themselves, in consultation with the Borrower, to reallocate their respective Maximum Credit Amounts. The Administrative Agent and the Borrower hereby consent to such reallocations and assignments of the Maximum Credit Amounts. On the Second Amendment Effective Date and after giving effect to such reallocations, the Maximum Credit Amount of each Lender shall be as set forth on Annex I of this Second Amendment, which Annex I supersedes and replaces the Annex I to the Credit Agreement. With respect to such reallocation, the Lenders shall be deemed to have acquired the Maximum Credit Amount allocated to them from each of the other Lenders pursuant to the terms of the Assignment and Assumption Agreement attached as Exhibit F to the Credit Agreement as if the Lenders had executed an Assignment and Assumption Agreement with respect to such allocation.

Section 5.Conditions Precedent. This Second Amendment shall become effective on the date (such date, the “Second Amendment Effective Date”), when each of the following conditions is satisfied (or waived in accordance with Section 12.02):

5.1.The Administrative Agent shall have received from all of the Lenders, the Guarantors and the Borrower, counterparts (in such number as may be requested by the Administrative Agent) of this Second Amendment signed on behalf of such Person.

5.2.The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable on or prior to the date hereof, including, to the extent invoiced, reimbursement or payment of all documented out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.

5.3.The Administrative Agent shall have received an executed Note for each Lender that requests one for the amount of such Lender’s Maximum Credit Amount set forth on Annex I.

5.4.No Default shall have occurred and be continuing as of the date hereof, after giving effect to the terms of this Second Amendment.

The Administrative Agent is hereby authorized and directed to declare this Second Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 5 or the waiver of such conditions as permitted in Section 12.02. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.
Section 6.Miscellaneous.

6.1.Confirmation. The provisions of the Credit Agreement, as amended by this Second Amendment, shall remain in full force and effect following the effectiveness of this Second Amendment.

6.2.Ratification and Affirmation; Representations and Warranties. Each of the Guarantors and the Borrower hereby (a) ratifies and affirms its obligations under, and acknowledges its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect as expressly amended hereby and (b) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Second Amendment:

i.all of the representations and warranties contained in each Loan Document to which it is a party are true and correct, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date,

ii.no Default or Event of Default has occurred and is continuing, and

iii.no event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

6.3.Counterparts. This Second Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Second Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

6.4.NO ORAL AGREEMENT. THIS SECOND AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

6.5.GOVERNING LAW. THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

6.6.Payment of Expenses. In accordance with Section 12.03, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket expenses incurred in connection with this Second Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees, charges and disbursements of counsel to the Administrative Agent.

6.7.Severability. Any provision of this Second Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

6.8.Successors and Assigns. This Second Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

6.9.Loan Document. This Second Amendment is a Loan Document.

[SIGNATURES BEGIN NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed as of the date first written above.

VIPER ENERGY PARTNERS LP, as Borrower
By:Viper Energy Partners GP LLC, its general partner

By: /s/ Teresa L. Dick
Name:Teresa L. Dick
Title:Chief Financial Officer

VIPER ENERGY PARTNERS LLC, as a Guarantor

By: /s/ Teresa L. Dick
Name:Teresa L. Dick
Title:Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and a Lender
By: /s/ Patrick J. Fults
Name:Patrick J. Fults
Title:Vice President

COMPASS BANK, as a Lender
By: /s/ Kathleen J. Bowen
Name: Kathleen J. Bowen
Title: Managing Director

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as a Lender
By: /s/ Trudy Nelson
Name: Trudy Nelson
Title: Authorized Signatory

By: /s/ William M. Reid
Name: William M. Reid
Title: Authorized Signatory

COMERICA BANK, as a Lender
By: /s/ Brandon M. White
Name: Brandon M. White
Title: Vice President

PNC BANK NATIONAL ASSOCIATION, as a Lender
By: /s/ Sandra Aultman
Name: Sandra Aultman
Title: Managing Director

EXHIBIT D
FORM OF
COMPLIANCE CERTIFICATE
[_____________], 201[_]
The undersigned hereby certifies that he/she is the [ ] of Viper Energy Partners GP LLC, a Delaware limited liability company, which is the sole general partner of Viper Energy Partners LP, a Delaware limited partnership (the “Borrower”), and that as such he/she is authorized to execute this certificate on behalf of the Borrower. With reference to the Credit Agreement dated as of July 8, 2014 (together with all amendments, restatements, supplements or other modifications thereto being the “Agreement”) the Borrower, Wells Fargo Bank, National Association, as Administrative Agent, and the other agents and lenders (the “Lenders”) which are or become a party thereto, the undersigned represents and warrants as follows (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified):
(a)The representations and warranties of the Borrower contained in Article VII of the Agreement and in the other Loan Documents and otherwise made in writing by or on behalf of the Borrower pursuant to the Agreement and the other Loan Documents were true and correct when made, and are repeated at and as of the time of delivery hereof and are true and correct in all material respects at and as of the time of delivery hereof, except to the extent such representations and warranties are expressly limited to an earlier date or the Majority Lenders have expressly consented in writing to the contrary.

(b)The Borrower has performed and complied with all agreements and conditions contained in the Agreement and in the other Loan Documents required to be performed or complied with by it prior to or at the time of delivery hereof [or specify default and describe].

(c)Since [date of last audited financials], no change has occurred in the condition, financial or otherwise, of the Borrower or any Restricted Subsidiary which could reasonably be expected to have a Material Adverse Effect [or specify event].

(d)There exists no Default or Event of Default [or specify Default and describe].

(e)[Omit from the Compliance Certificate delivered on the Effective Date:] Attached hereto are the detailed computations necessary to determine whether the Borrower is in compliance with Section 9.01 as of the end of the [fiscal quarter][fiscal year] ending [ ].

(f)The value (as such term is defined in Section 12.18(c)) of all margin stock held by the Loan Parties as of the date set forth above is $[________] and the percentage of the value of all assets of the Loan Parties directly or indirectly securing the Loans and other extensions of credit provided for under this Agreement that such margin stock represents is [__]%.

EXECUTED AND DELIVERED as of the date first written above.

VIPER ENERGY PARTNERS LP

By: Viper Energy Partners GP LLC, its general partner
By: ____________________________
Name:
Title:

ANNEX I
LIST OF MAXIMUM CREDIT AMOUNTS

Name of Lender	Applicable Percentage	Maximum Credit Amount
Wells Fargo Bank, National Association	28.57142857%	$57,142,857.16
Compass Bank	17.85714286%	$35,714,285.71
Canadian Imperial Bank of Commerce, New York Branch	17.85714286%	$35,714,285.71
Comerica Bank	17.85714286%	$35,714,285.71
PNC Bank, National Association	17.85714286%	$35,714,285.71
Aggregate Maximum Credit Amount	100.00000000%	$200,000,000.00